                                Exhibit 99.1

                    TECHNOLOGY RESEARCH CORPORATION
                ANNOUNCES RESULTS FOR SECOND FISCAL QUARTER

CLEARWATER, FLORIDA, November 1, 2005 -- Technology Research Corporation (TRC), (NASDAQ-TRCI),
today announced revenues and earnings for its second fiscal quarter ended September 30, 2005.  Revenues were
$8,661,685, compared to $7,069,527 reported in the same quarter last year, an increase of 23%.  The Company reported a net loss for the current quarter of $(244,743), compared to net income of $318,045 for the same quarter last year.  Basic and diluted losses were $(.04) per share for the current quarter compared to basic earnings of $.06 per share and diluted earnings of $.05 per share for the same quarter last year.

Revenues for the six-month period ended September 30, 2005 were $19,238,435, compared to $14,200,471 reported in the same period of the prior year, an increase of 35%.  Net income for the six-month period was $48,092, compared to $991,715, for the same period last year.  Basic and diluted earnings were $.01 per share for the six-month period compared to basic and diluted earnings of $.17 per share for the same period last year.

While revenues were higher for both the quarter and six-month period ended September 30, 2005, compared to same periods last year, net income was impacted by lower gross profit margins and non-recurring expenses totaling some
$550,000 incurred during the fiscal quarter, which included termination and severance costs, additional product warranty costs associated with the new room air conditioning (RAC) product and legal expenses to defend Company patents.

Robert S. Wiggins, Chairman, President & CEO said, "The Companys earnings performance for the first two quarters of fiscal 2006 has not been satisfactory.  Revenue growth was strong, as compared to the previous year; however, net income has not followed because of lower margins and special charges in the quarter.  Gross profit margins, on products across the board, will continue to be affected by higher commodity prices for metals such as copper and silver, as well as the impact of oil prices on resins for plastics and fuel costs resulting in higher freight costs."  Wiggins continued, "The
Company expects to return to profitability in the third quarter, showing both net income and revenue growth as compared to the same quarter last year.  We expect our military business to be consistent with last year, and while we expect that our overall commercial business revenues will continue to grow, the market remains highly competitive with pressure on margins.  The Company recently added a large electronics retailer and a chain of super centers as new customers for our commercial products.  He added, "The Company now has more experience in supplying the RAC market and believes the RAC business will provide a positive contribution to the Companys profit and cash flow for the remainder of the fiscal year.  We further expect that the fiscal 2006 total RAC revenues will exceed those of fiscal 2005.  Our dedication and principal focus is on improving the Companys profit performance."

For the quarter ended September 30, 2005, commercial revenues increased by $1,305,969, military revenues increased by $290,940 and royalty income decreased by $4,751 compared to the same period ended September 30, 2004.  The increase in commercial revenues was primarily attributed to shipments of product into the RAC market, and to a lesser extent brand label shipments.  Military revenues showed some strengthening in the quarter as a result of the Department of Defense releasing supplemental spending for its fiscal 2005 year in late June.  For the six-month period ended
September 30, 2005, commercial revenues increased by $5,457,337, military revenues decreased by $361,991 and royalty income decreased by $57,382 compared to the same period ended September 30, 2004.  The increase in commercial revenues was primarily attributable to shipments of product into the RAC market, and to a lesser extent product expansion into retail stores and strong brand label shipments.  The decrease in military revenues resulted from a delay in certain follow-on equipment releases of existing contracts for control devices related to the Tactical Quiet
Generator (TQG) programs. In addition, certain direct military orders could not be placed until June, when the Department of Defense released supplemental spending for its fiscal 2005 year.  New orders totaling $8,320,129 were booked in the quarter, as previously announced, and shipments commenced during the quarter with the remainder scheduled out over the next 12 months.  The second quarter dividend of $.015 per share was paid on October 21, 2005 to shareholders of record on September 30, 2005.

TRC is an internationally recognized leader in electrical safety products that prevent electrocution and electrical fires and protect against serious injury from electrical shock.  Based on its core technology in ground fault sensing, products are designed to meet the needs of the consumer, commercial and industrial markets worldwide.  The Company also supplies power monitors and control equipment to the United States Military and its prime contractors.  Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  Some of the statements in this report constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act
of 1934.

These statements are related to future events, other future financial performance or business strategies, and may be identified by terminology such as "may," "will," "should," "expects," "scheduled," "plans," "intends," "anticipates," "believes," "estimates,"
"potential," or "continue," or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events as well as results may differ materially.  In evaluating these statements, you should specifically consider the factors described throughout this report.  We cannot be assured that future results, levels of activity, performance or goals will be achieved.

                           TECHNOLOGY RESEARCH CORPORATION AND SUBSIDIARY
                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                 (unaudited)

                                      Three-months ended
                            September 30     September 30     June 30
                      2005            2004         2005

Operating revenues:
    Commercial                 $ 5,538,446       4,232,477      7,927,421
    Military                     3,123,239       2,832,299      2,649,329
    Royalties                                 -                 4,751                    -
                     8,661,685       7,069,527    10,576,750

Operating expenses:
    Cost of sales                  6,882,845       4,925,848       8,283,552
    Selling, general, and administrative    1,516,999       1,174,214       1,375,076
    Research, development and engineering     538,018                   501,423          487,404
                    8,937,862                6,601,485      10,146,032

        Operating income (loss)          (276,177)            468,042           430,718
Interest and sundry income (expense)            (54,155)                6,650            (40,271)
    Income (loss) before income taxes     (330,332)           474,692            390,447
Income tax expense (benefit)                   (85,589)           156,647              97,612
    Net income (loss)             $   (244,743)           318,045            292,835
                          =======          =======        ========
Net income (loss) per common share:
    Basic                                                  $          (.04)                   .06                    .05
    Diluted                                               $           (.04)                   .05                    .05

Weighted average number of common
    shares outstanding:
    Basic                      5,775,625       5,755,584          5,774,375
    Diluted                    5,775,625       5,947,031          5,841,212

Dividends paid                   $         .015                   .015                   .015

                                        Six-months ended
                                September 30           September 30
                          2005                2004

Operating revenues:
    Commercial                     $ 13,465,867              8,008,530
    Military                           5,772,568              6,134,559
    Royalties                                       -                   57,382
                      19,238,435             14,200,471

Operating expenses:
    Cost of sales                       15,166,395               9,435,264
    Selling, general, and administrative           2,892,074               2,331,012
    Research, development and engineering         1,025,424                  967,894
                      19,083,893              12,734,170

        Operating income                      154,542                 1,466,301
Interest and sundry income (expense)             (94,427)                     13,870
    Income before income taxes                  60,115                 1,480,171
Income taxes                                 12,023                   488,456
    Net income                     $        48,092                    991,715
                                =========             =========

Net income per common share:
    Basic                        $              .01                            .17
    Diluted                                                         $              .01                            .17

Weighted average number of common
    shares outstanding:
    Basic                            5,775,018                 5,750,111
    Diluted                               5,836,472                  5,966,279

Dividends paid                       $             .03                             .03

            TECHNOLOGY RESEARCH CORPORATION AND SUBSIDIARY
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (unaudited)
                                                   *
                                September 30         March 31
        ASSETS                     2005               2005

Current assets:
    Cash and cash equivalents            $ 2,273,926              815,411
    Short-term investments                           1,169              487,072
    Accounts receivable, net                  6,725,798         13,114,548
    Income tax receivable                     44,241                         -
    Inventories                        12,005,117         11,460,302
    Prepaid expenses and other current assets             302,391                   514,922
    Deferred income taxes                        513,119              488,413
        Total current assets              21,865,761         26,880,668

Property, plant and equipment                  14,066,984         13,560,106
    Less accumulated depreciation               8,712,501           8,089,950
        Net property, plant and equipment     5,354,483           5,470,156

Other assets                                 64,088                96,004
                                    $ 27,284,332         32,446,828
                                =========        ========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Short-term debt                   $ 2,210,200              3,000,000
    Trade accounts payable                4,086,405              7,970,920
    Accrued expenses                  1,061,932           1,327,944
    Dividends payable                     100,273                 100,175
    Income taxes payable                                 -                 112,239
        Total current liabilities               7,458,810            12,511,278
Long-term debt                          2,350,000              2,350,000
Deferred income taxes                         351,352                 378,143
            Total liabilities               10,160,162            15,239,421
Stockholders' equity:
    Common stock                       2,956,661              2,955,641
    Additional paid-in capital              8,524,149               8,483,237
    Retained earnings                   5,683,505               5,808,674
    Treasury stock, 21,500 shares at cost       (40,145)                  (40,145)
            Total stockholders' equity         17,124,170             17,207,407
                                 $ 27,284,332             32,446,828
                                   =========            ========

* The condensed consolidated balance sheet is derived from the Companys audited balance sheet as of that date.
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